                                  Exhibit 3(K)

                     Amendment dated as of February 1, 1998
                   to Promissory Note dated February 1, 1997
                          from H & L Concepts, Inc. to
                               Robert M. Feldman

                          AMENDMENT OF PROMISSORY NOTE

         The undersigned hereby agree to modify the promissory note dated February 1, 1997 from Health & Leisure, Inc. to Robert M. Feldman, a copy of which is attached hereto, to extend the date for the commencement of payment of principal and interest to February 1, 1999, with interest accrued through December 31, 1998 being added to principal.

         All other terms of the note shall remain in full force and effect as written.

February 1, 1998                                /s/Robert M. Feldman
                                               ---------------------
                                                 ROBERT M. FELDMAN


                                               H & L CONCEPTS, INC., Maker


                                               By /s/Burton Schildhouse
                                                  ---------------------


                                               HEALTH & LEISURE, INC., Guarantor


                                               By /s/Burton Schildhouse
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